UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):           October 20, 2010

Syms Corp

(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey	07094

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 902-9600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On June 29, 2010, the Nominating & Corporate Governance Committee of Syms Corp. (the “Company”) recommended Beth L. Bronner as a candidate for appointment to the Board of Directors of the Company. On June 29, 2010, Ms. Bronner’s candidacy was reviewed and she was unanimously approved by the Board of Directors of the Company as a director effective October 5, 2010.

          A copy of the press release announcing the appointment of Ms. Bronner as a director of the Company is attached to this Current Report on Form 8-K

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

          The following exhibit is filed with this Current Report on Form 8-K:

          Exhibit 99.1 – Press Release, dated October 21, 2010, issued by the Company regarding the Company’s appointment of Ms. Bronner as a member of the Board of Directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Seth L. Udasin

	Name:	Seth L. Udasin
	Title:	Senior Vice President and
Chief Financial and Administrative Officer

Dated: October 21, 2010

EXHIBIT INDEX

Exhibit 99.1 - Press Release, dated October 21, 2010, issued by the Company regarding the Company’s appointment of Ms. Bronner as a member of the Board of Directors.